Exhibit 99.1

Brinks Home Security Reports Results for the Three and Nine Months Ended September 30, 2019

Dallas-Fort Worth, TX - November 13, 2019 - Monitronics International, Inc. and its subsidiaries (doing business as Brinks Home Security TM), (“Brinks Home Security” or the “Company”) (OTC: SCTY) today announced results for the three and nine months ended September 30, 2019.

Third Quarter Key Highlights:

•	Completed reorganization and emerged from voluntary Chapter 11 on August 30, 2019, having eliminated over $800 million of debt

•	Listed on the OTC Markets on September 5, 2019 under ticker “SCTY”

•	Brinks Home Security ranked #1 in customer satisfaction for the second year in a row by the J.D. Power 2019 Home Security Satisfaction StudySM

•	Net revenue of $120.9 million (including a one-time “Fresh Start” reduction of $5.3 million), as compared to $137.2 million in the prior year period

•	Net Income of $673.6 million, including a one-time $702.8 million gain from the restructuring, as compared to net loss of $33.8 million in the prior year period

•	Adjusted EBITDA of $62.5 million, (including a one-time “Fresh Start” reduction of $5.3 million), as compared to $71.3 million in the prior year period

“We are pleased to begin a new era for Brinks Home Security, having successfully completed our balance sheet recapitalization in late August,” said Jeff Gardner, President and Chief Executive Officer of Brinks Home Security. “Our new capital structure allows us to operate as a stronger organization with the resources available to execute on the growth opportunities ahead of us.”

“As an appropriately capitalized market leader, we are prioritizing our commitment to delivering a best in class customer experience, a disciplined approach to account acquisition, improved customer retention and prudent capital allocation. Through smart investments in both our Dealer and Direct to Consumer Channels, we are enhancing our go-to-market strategies to improve new customer acquisition. We are also strengthening retention through a more personalized customer experience that continuously engages the customer throughout their lifecycle. Our sales and marketing strategy, with the Brinks Home Security brand name in the forefront, will leverage our strong consumer recognition and trust. This trust is most recently evidenced by Brinks Home Security being ranked #1 in customer satisfaction for the second straight year by the J.D. Power Home Security Satisfaction Study. We believe this award enhances the value of our brand and validates the value we place on delivering the highest levels of customer service.”

“The Company is well into the process of developing our go-forward strategic plan and we anticipate providing the market with a more detailed presentation of our strategic priorities and long-term objectives in early 2020. While there is much work ahead of us, we are excited to share our vision in the coming months and leverage our fresh start to build a stronger and more dynamic Brinks Home Security.”

Customer & Attrition Data

Brinks Home Security customers are obtained through its direct-to-consumer sales channel (the "Direct to Consumer Channel" or “DTC”), which offers both Do-It-Yourself and professional installation security solutions and its exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers.

Customer Additions

Through its Dealer and DTC Channels, in the three and nine months ended September 30, 2019, the Company acquired 21,228 and 63,974 subscriber accounts, respectively. This represents a decline of 35.8% and 30.5% in the three and nine month periods, respectively, as compared to the prior year periods. The declines are due to large bulk purchases made in the respective periods in 2018 and a reduction in accounts generated in the current year in the Company’s DTC Channel. Excluding the impact of the 2018 bulk purchases, subscriber account acquisitions decreased 19.5% and 14.0% in the three and nine month periods, respectively.

Attrition

	Twelve Months Ended September 30,
	2019	2018
Beginning Balance of accounts	942,157	998,087
Accounts Acquired	84,899	110,358
Accounts Cancelled	(156,047)	(161,657)
Cancelled accounts guaranteed by dealer and other adjustments (a)	(5,161)	(4,631)
Ending balance of accounts	865,848	942,157
Monthly weighted average accounts	903,424	965,026
Attrition rate - Unit	17.3%	16.8%
Attrition rate - RMR (b)	17.6%	14.1%

(a)	Includes cancelled accounts that are contractually guaranteed to be refunded from holdback.

(b)
The recurring monthly revenue (“RMR”) of cancelled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of cancelled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.

The increase in unit and RMR attrition was driven by fewer customers under contract or in the dealer guarantee period, as compared to the prior period, as well as some impact from competition, including new market entrants. The increase in the RMR attrition rate was also impacted by price guarantees and a less aggressive price increase strategy.

Presentation of Predecessor and Successor Financial Results:

Apart from interest expense, Brinks Home Security’s operating results and key operating performance measures on a consolidated basis were not materially impacted by the reorganization. The Company believes that certain of its consolidated operating results for the period from July 1, 2019 through August 31, 2019 when combined with its consolidated operating results for the period from September 1, 2019 through September 30, 2019 is comparable to certain operating results from the comparable prior year period. Accordingly, the Company believes that discussing the combined non-GAAP results of operations and cash flows of the Predecessor Company and the Successor Company for the three-month period ended September 30, 2019 is useful when analyzing certain performance measures.

Three Months Ended September 30, 2019 Financial Summary1

		Successor Company	Predecessor Company
	Non-GAAP Combined Three Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from July 1, 2019 through August 31,	Three Months Ended September 30,
	2019	2019	2019	2018
Net revenue	$120,878	$36,289	$84,589	137,156
Cost of services	28,962	8,976	19,986	35,059
Selling, general and administrative, including stock-based and long-term incentive compensation	32,370	11,390	20,980	34,266
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,810	17,302	32,508	52,671
Interest expense	34,586	7,474	27,112	39,077
Income tax expense	642	204	438	1,346
Net income (loss)	673,578	(10,807)	684,385	(33,840)
Adjusted EBITDA	62,502	17,144	45,358	71,282

The Company reported net revenues of $120.9 million, a decline of 11.9%, attributable to the lower average number of subscribers in the three-month period, along with a $5.3 million fair value adjustment that reduced deferred revenue upon the Company’s emergence from bankruptcy in accordance with “Fresh Start” accounting. Offsetting these declines was increased product sales revenues from new customers in connection with reduced equipment and installation subsidies on new sales and from existing customers as part of upgrade retention offers. Increases in average RMR per subscriber in the quarter, also had a favorable impact on revenues.

RMR acquired during the quarter was $1.0 million, as compared to $1.6 million in the prior year period, largely due to a large bulk purchase in 2018.

Cost of Services was $29.0 million, a decline of 17.4%, driven by reductions in subscriber acquisition and field service costs as well as reductions in headcount. Subscriber acquisition costs, which include expensed equipment and labor costs associated with the creation of new subscribers, decreased 51.2% to $2.2 million.

Selling, General and Administrative costs were $32.4 million, a decline of 5.5%, primarily attributable to reductions in subscriber acquisition selling and marketing costs associated with the creation of new subscribers and $3.1 million of rebranding expense recognized in the prior year period.

Net income increased to $673.6 million, as compared to a net loss of $33.8 million in the prior year period, due primarily to a one-time $702.8 million gain on restructuring and reorganization related to the conversion of debt to equity, discounted cash settlement of the Predecessor Company's high yield senior notes in accordance with the Company's bankruptcy Plan, and application of fresh start accounting.

Adjusted EBITDA was $62.5 million, a decline of 12.3%, driven by reductions in net revenue, offset by favorable decreases in cost of services and SG&A, including subscriber acquisition costs. Excluding the impact of the “Fresh Start” fair value adjustment to deferred revenue, Adjusted EBITDA decreased 4.9%.

1All variances are year-over-year unless otherwise noted.

Nine Months Ended September 30, 2019 Financial Summary2

		Successor Company	Predecessor Company
	Non-GAAP Combined Nine Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from January 1, 2019 through August 31,	Nine Months Ended September 30,
	2019	2019	2019	2018
Net revenue	$378,575	$36,289	$342,286	405,922
Cost of services	84,262	8,976	75,286	100,807
Selling, general and administrative, including stock-based and long-term incentive compensation	91,755	11,390	80,365	98,935
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	148,093	17,302	130,791	160,973
Interest expense	112,555	7,474	105,081	114,550
Income tax expense	1,979	204	1,775	4,039
Net income (loss)	587,606	(10,807)	598,413	(301,839)
Adjusted EBITDA	204,517	17,144	187,373	213,480

The Company reported net revenues of $378.6 million, a decline of 6.7%, attributable to the lower average number of subscribers in the nine-month period, along with the previously discussed $5.3 million “Fresh Start” adjustment. Offsetting these declines was increased product sales revenues from new customers in connection with reduced equipment and installation subsidies on new sales and from and existing customers as part of upgrade retention offers. Increases in average RMR per subscriber also had a favorable impact on revenues in the period.

RMR acquired during the nine-month period was $3.1 million, as compared to $4.3 million in the prior year period.

Cost of Services was $84.3 million, a decline of 16.4%, driven by reductions in expensed subscriber acquisition costs and field service costs. Subscriber acquisition costs, which include expensed equipment and labor costs associated with the creation of new subscribers, decreased 43.4% to $7.1 million.

Selling, General and Administrative costs were $91.8 million, a 7.3% decline, primarily attributable to a reduction in subscriber acquisition selling and marketing costs associated with the creation of new subscribers. Also contributing to the decrease in SG&A was a $4.8 million insurance receivable settlement received by the Company in April 2019 from an insurance carrier that provided coverage related to the 2017 class action litigation of alleged violation of telemarketing laws as well as rebrand expenses of $6.4 million recognized in 2018. These declines were partially offset by a legal settlement received in the second quarter of 2018, increased consulting fees on integration/implementation of various company initiatives and increased Topic 606 contract asset impairment costs incurred during the nine months ended September 30, 2019.
Net income was increased to $587.6 million as compared to a net loss of $301.8 million in the prior year period, due primarily to a one-time $702.8 million gain on restructuring and reorganization related to the conversion of debt to equity, discounted cash settlement of the Predecessor Company's high yield senior notes in accordance with the Company's bankruptcy Plan, and application of fresh start accounting. The net loss for the nine months ended September 30, 2018 was caused largely by the goodwill impairment of $214.4 million recognized in the second quarter of 2018 and net losses generated from normal operations.
Adjusted EBITDA was $204.5 million, down $9.0 million or 4.2%, driven by declines in net revenue, offset by favorable increases in costs of services and SG&A, including subscriber acquisition costs. Excluding the impact of the “Fresh Start” fair value adjustment to deferred revenue, Adjusted EBITDA decreased 1.7%.

2All variances are year-over-year unless otherwise noted.

Liquidity

As of September 30, 2019, the Company had total short-term liquidity of $152.1 million to fund working capital and continuing operations, including $28.6 million of cash and cash equivalents and $123.5 million remaining borrowing capacity under the $145 million Successor Revolving Credit Facility.

The Company’s existing long-term debt at September 30, 2019 includes the aggregate principal balance of $994 million under the Successor Takeback Loan Facility, Successor Term Loan Facility and the Successor Revolving Credit Facility. The Successor Takeback Loan Facility has an outstanding principal balance of $822.5 million and requires principal payments of $2.1 million per quarter, beginning December 31, 2019, with the remaining amount becoming due on March 29, 2024. The Successor Term Loan Facility has an outstanding principal balance of $150 million and becomes due on July 3, 2024, subject to a springing maturity of March 29, 2024, or earlier, depending on any repayment, refinancing or changes in the maturity date of the Successor Takeback Term Loan. The $145 million Successor Revolving Credit Facility has an outstanding balance of $21.5 million and available capacity of $123.5 million as of September 30, 2019, subject to certain financial covenants, and becomes due on July 3, 2024, subject to a springing maturity of March 29, 2024, or earlier, depending on any repayment, refinancing or changes in the maturity date of the Successor Takeback Term Loan.

Conference Call

Brinks Home Security will make available a pre-recorded call on Wednesday, November 13, 2019 at 9:00 am ET. To access the call, please dial (833) 712-2984 from the United States, or (602) 563-8728 from outside the U.S. The conference call I.D. number is 2658155. Participants should dial in 5 to 10 minutes before the scheduled time. The Company intends to resume regularly scheduled live earnings calls, with an associated question and answer session, in early 2020.

A replay of the call can be accessed through November 27, 2019 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 2658155.

This call will also be available as a live webcast which can be accessed at Brinks Home Security’s Investor Relations Website at https://ir.brinkshome.com/.

About Brinks Home Security

Brinks Home Security (OTC: SCTY) is one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas-Fort Worth area, Brinks Home Security secures approximately 900,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The Company has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential and expansion, the success of new products and services, the launch of Brinks Home Security's consumer financing solution, the anticipated benefits of Brinks Home Security's rebranding, customer retention, account creation and related cost, anticipated account generation, future financial performance, debt refinancing, recovery of insurance proceeds and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to us, our ability to capitalize on acquisition opportunities, general market and economic conditions and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Monitronics International, Inc., including the most recent Forms 10-K and 10-Q for additional information about us and about the risks and uncertainties related to our business which may affect the statements made in this press release.

Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Amounts in thousands, except share amounts

	Successor Company	Predecessor Company
	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$28,589	2,188
Restricted cash	86	189
Trade receivables, net of allowance for doubtful accounts of $912 in 2019 and $3,759 in 2018	12,105	13,121
Prepaid and other current assets	24,966	28,178
Total current assets	65,746	43,676
Property and equipment, net of accumulated depreciation of $925 in 2019 and $40,531 in 2018	41,215	36,539
Subscriber accounts and deferred contract acquisition costs, net of accumulated amortization of $15,322 in 2019 and $1,621,242 in 2018	1,089,135	1,195,463
Dealer network and other intangible assets, net of accumulated amortization of $1,980 in 2019 and $0 in 2018	142,719	—
Goodwill	81,943	—
Deferred income tax asset, net	783	783
Operating lease right-of-use asset	19,153	—
Other assets	16,694	29,307
Total assets	$1,457,388	1,305,768
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$14,416	12,099
Other accrued liabilities	35,035	31,085
Deferred revenue	13,309	13,060
Holdback liability	6,148	11,513
Current portion of long-term debt	8,225	1,816,450
Total current liabilities	77,133	1,884,207
Non-current liabilities:
Long-term debt	985,775	—
Long-term holdback liability	2,207	1,770
Derivative financial instruments	—	6,039
Operating lease liabilities	15,929	—
Other liabilities	7,751	2,727
Total liabilities	1,088,795	1,894,743
Commitments and contingencies
Stockholders’ equity (deficit):
Predecessor common stock, $.01 par value. 1,000 shares authorized, issued and outstanding at December 31, 2018	—	—
Predecessor additional paid-in capital	—	439,711
Predecessor accumulated deficit	—	(1,036,294)
Predecessor accumulated other comprehensive income, net	—	7,608
Successor preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Successor common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 22,500,000 shares at September 30, 2019	225	—
Successor additional paid-in capital	379,175	—
Successor accumulated deficit	(10,807)	—
Total stockholders’ equity (deficit)	368,593	(588,975)
Total liabilities and stockholders’ equity (deficit)	$1,457,388	1,305,768

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except shares and per share amounts

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30,	Period from July 1, 2019 through August 31,	Three Months Ended September 30,
	2019	2019	2018
Net revenue	$36,289	$84,589	137,156
Operating expenses:
Cost of services	8,976	19,986	35,059
Selling, general and administrative, including stock-based and long-term incentive compensation	11,390	20,980	34,266
Radio conversion costs	825	931	—
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	17,302	32,508	52,671
Depreciation	925	1,073	2,880
	39,418	75,478	124,876
Operating (loss) income	(3,129)	9,111	12,280
Other (income) expense:
Gain on restructuring and reorganization, net	—	(702,824)	—
Interest expense	7,474	27,112	39,077
Refinancing expense	—	—	5,697
	7,474	(675,712)	44,774
(Loss) Income before income taxes	(10,603)	684,823	(32,494)
Income tax expense	204	438	1,346
Net (loss) income	(10,807)	684,385	(33,840)
Other comprehensive income (loss):
Unrealized gain on derivative contracts, net	—	—	3,269
Total other comprehensive income, net of tax	—	—	3,269
Comprehensive (loss) income	$(10,807)	$684,385	(30,571)

Basic and diluted income per share:
Net loss	$(0.48)	$—	—

Weighted average Common shares - basic and diluted	22,500,000	—	—
Total issued and outstanding Common shares at period end	22,500,000	—	—

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except shares and per share amounts

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30,	Period from January 1, 2019 through August 31,	Nine Months Ended September 30,
	2019	2019	2018
Net revenue	$36,289	$342,286	405,922
Operating expenses:
Cost of services	8,976	75,286	100,807
Selling, general and administrative, including stock-based and long-term incentive compensation	11,390	80,365	98,935
Radio conversion costs	825	931	—
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	17,302	130,791	160,973
Depreciation	925	7,348	8,360
Loss on goodwill impairment	—	—	214,400
	39,418	294,721	583,475
Operating (loss) income	(3,129)	47,565	(177,553)
Other (income) expense:
Gain on restructuring and reorganization, net	—	(669,722)	—
Interest expense	7,474	105,081	114,550
Realized and unrealized loss, net on derivative financial instruments	—	6,804	—
Refinancing expense	—	5,214	5,697
	7,474	(552,623)	120,247
(Loss) income before income taxes	(10,603)	600,188	(297,800)
Income tax expense	204	1,775	4,039
Net (loss) income	(10,807)	598,413	(301,839)
Other comprehensive (loss) income:
Unrealized (loss) gain on derivative contracts, net	—	(940)	23,196
Total other comprehensive (loss) income, net of tax	—	(940)	23,196
Comprehensive (loss) income	$(10,807)	$597,473	(278,643)

Basic and diluted income per share:
Net loss	$(0.48)	$—	—

Weighted average Common shares - basic and diluted	22,500,000	—	—
Total issued and outstanding Common shares at period end	22,500,000	—	—

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Amounts in thousands

	Successor Company	Predecessor Company
	Period from September 1, 2019 through September 30,	Period from January 1, 2019 through August 31,	Nine Months Ended September 30,
	2019	2019	2018
Cash flows from operating activities:
Net (loss) income	$(10,807)	$598,413	(301,839)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	17,302	130,791	160,973
Depreciation	925	7,348	8,360
Stock-based and long-term incentive compensation	26	912	751
Deferred income tax expense	—	—	1,987
Amortization of debt discount and deferred debt costs	—	—	5,472
Gain on restructuring and reorganization, net	—	(669,722)	—
Unrealized loss on derivative financial instruments, net	—	4,577	—
Refinancing expense	—	5,214	5,697
Bad debt expense	912	7,558	8,511
Loss on goodwill impairment	—	—	214,400
Other non-cash activity, net	117	(462)	2,040
Changes in assets and liabilities:
Trade receivables	(1,183)	(6,271)	(9,028)
Prepaid expenses and other assets	(736)	2,760	(9,769)
Subscriber accounts - deferred contract acquisition costs	(162)	(2,193)	(4,529)
Payables and other liabilities	6,776	36,690	(8,568)
Net cash provided by operating activities	13,170	115,615	74,458
Cash flows from investing activities:
Capital expenditures	(1,123)	(7,100)	(11,513)
Cost of subscriber accounts acquired	(8,012)	(83,814)	(111,531)
Net cash used in investing activities	(9,135)	(90,914)	(123,044)
Cash flows from financing activities:
Proceeds from long-term debt	5,000	253,100	218,950
Payments on long-term debt	(5,000)	(379,666)	(136,600)
Proceeds from equity rights offering	—	166,300	—
Cash contributed by Ascent Capital	—	24,139	—
Payments of restructuring and reorganization costs	—	(53,889)	—
Payments of refinancing costs	—	(7,404)	(5,015)
Value of shares withheld for share-based compensation	—	(18)	(83)
Dividend to Ascent Capital	—	(5,000)	(5,000)
Net cash (used in) provided by financing activities	—	(2,438)	72,252
Net increase in cash, cash equivalents and restricted cash	4,035	22,263	23,666
Cash, cash equivalents and restricted cash at beginning of period	24,640	2,377	3,302
Cash, cash equivalents and restricted cash at end of period	$28,675	$24,640	26,968

Supplemental cash flow information:
State taxes paid, net	$—	2,637	2,710
Interest paid	7,238	72,710	95,889
Accrued capital expenditures	1,471	1,405	882

See accompanying notes to condensed consolidated financial statements.

Adjusted EBITDA

We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA." Adjusted EBITDA is a non-GAAP measure and is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or non-recurring charges. We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our business. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance.  Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which our covenants are calculated under the agreements governing our debt obligations.  Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles in the United States ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs.  It is, however, a measurement that we believe is useful to investors in analyzing our operating performance.  Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.  Adjusted EBITDA is a non-GAAP financial measure.  As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Monitronics should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

		Successor Company	Predecessor Company
	Non-GAAP Combined Three Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from July 1, 2019 through August 31,	Three Months Ended September 30,
	2019	2019	2019	2018
Net income (loss)	$673,578	$(10,807)	$684,385	(33,840)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,810	17,302	32,508	52,671
Depreciation	1,998	925	1,073	2,880
Radio conversion costs	1,756	825	931	—
Stock-based compensation	266	—	266	373
Long-term incentive compensation	107	67	40	—
LiveWatch acquisition contingent bonus charges	—	—	—	63
Rebranding marketing program	—	—	—	3,060
Integration / implementation of company initiatives	2,583	1,154	1,429	195
Gain on revaluation of acquisition dealer liabilities	—	—	—	(240)
Gain on restructuring and reorganization, net	(702,824)	—	(702,824)	—
Interest expense	34,586	7,474	27,112	39,077
Refinancing expense	—	—	—	5,697
Income tax expense	642	204	438	1,346
Adjusted EBITDA	$62,502	$17,144	$45,358	71,282

Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs	$9,710	$2,958	$6,752	14,098
Revenue associated with subscriber acquisition costs	(1,925)	(534)	(1,391)	(722)
Expensed Subscriber acquisition costs, net	$7,785	$2,424	$5,361	13,376

The following table provides a reconciliation of Net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

		Successor Company	Predecessor Company
	Non-GAAP Combined Nine Months Ended September 30,	Period from September 1, 2019 through September 30,	Period from January 1, 2019 through August 31,	Nine Months Ended September 30,
	2019	2019	2019	2018
Net income (loss)	$587,606	$(10,807)	$598,413	(301,839)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	148,093	17,302	130,791	160,973
Depreciation	8,273	925	7,348	8,360
Radio conversion costs	1,756	825	931	—
Stock-based compensation	42	—	42	803
Long-term incentive compensation	657	67	590	—
LiveWatch acquisition contingent bonus charges	63	—	63	187
Legal settlement reserve (related insurance recovery)	(4,800)	—	(4,800)	—
Rebranding marketing program	—	—	—	6,355
Integration / implementation of company initiatives	5,997	1,154	4,843	195
Gain on revaluation of acquisition dealer liabilities	—	—	—	(240)
Loss on goodwill impairment	—	—	—	214,400
Gain on restructuring and reorganization, net	(669,722)	—	(669,722)	—
Interest expense	112,555	7,474	105,081	114,550
Realized and unrealized (gain) loss, net on derivative financial instruments	6,804	—	6,804	—
Refinancing expense	5,214	—	5,214	5,697
Income tax expense	1,979	204	1,775	4,039
Adjusted EBITDA	$204,517	$17,144	$187,373	213,480

Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs	$27,902	$2,958	$24,944	38,923
Revenue associated with subscriber acquisition costs	(6,021)	(534)	(5,487)	(3,489)
Expensed Subscriber acquisition costs, net	$21,881	$2,424	$19,457	35,434